SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2005

Sharper Image Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-15827		94-2493558
(Commission File Number)		(IRS Employer Identification No.)

650 Davis Street, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2005, Sharper Image Corporation (the “Company”) entered into its Third Amendment to Loan and Security Agreement (the “Amendment”) with Wells Fargo Retail Finance, LLC. This Amendment states that the Company may make additional purchases or redemptions of the Company’s stock, approved by the Company’s board of directors, in an aggregate amount not to exceed $20,000,000 during the term of the Loan and Security Agreement between the Company and Wells Fargo Retail Finance, LLC dated as of October 31, 2003 (as amended, restated, supplemented, or modified), so long as (i) no default or event of default has occurred or is continuing or would result therefrom, (ii) both immediately and after giving effect to any such purchase or redemption, Borrowing Base Availability shall be in excess of $20,000,000.

A copy of the Amendment between the Company and Wells Fargo Retail Finance, LLC is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement dated February 18, 2005 between the Company and Wells Fargo Retail Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: February 22, 2005	By:	/s/ Jeffrey E. Nachbor
		Name:	Jeffrey E. Nachbor
		Title:	SVP, Chief Financial Officer